Exhibit 10.38

EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT
dated as of October 19, 2018

among

FIRSTENERGY CORP.,
THE CLEVELAND ELECTRIC ILLUMINATING COMPANY,
METROPOLITAN EDISON COMPANY,
OHIO EDISON COMPANY,
PENNSYLVANIA POWER COMPANY,
THE TOLEDO EDISON COMPANY,
JERSEY CENTRAL POWER & LIGHT COMPANY,
MONONGAHELA POWER COMPANY,
PENNSYLVANIA ELECTRIC COMPANY,
THE POTOMAC EDISON COMPANY,
and
WEST PENN POWER COMPANY,
as Borrowers,

THE LENDERS NAMED HEREIN,
as Lenders,

MIZUHO BANK, LTD.,
as Administrative Agent,

THE FRONTING BANKS NAMED HEREIN,
as Fronting Banks

and

THE SWING LINE LENDERS NAMED HEREIN,
as Swing Line Lenders

MIZUHO BANK, LTD., JPMORGAN CHASE BANK, N.A. and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Joint Lead Arrangers

AMENDMENT NO. 1 TO
CREDIT AGREEMENT

This AMENDMENT NO. 1, dated as of October 19, 2018 (this “Amendment”), to the Existing Credit Agreement referred to below, is entered into by and among FirstEnergy Corp. (“FE”), The Cleveland Electric Illuminating Company (“CEI”), Metropolitan Edison Company (“Met-Ed”), Ohio Edison Company (“OE”), Pennsylvania Power Company (“Penn”), The Toledo Edison Company (“TE”), Jersey Central Power & Light Company (“JCP&L”), Monongahela Power Company (“MP”), Pennsylvania Electric Company (“Penelec”), The Potomac Edison Company (“PE”) and West Penn Power Company (“West-Penn”, and together with FE, CEI, Met-Ed, OE, Penn, TE, JCP&L, MP, Penelec and PE, the “Borrowers”), the banks and other financial institutions (the “Lenders”) listed on the signature pages hereof, Mizuho Bank, Ltd. (“Mizuho”), as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders hereunder, the fronting banks (the “Fronting Banks”) listed on the signature pages hereof and the swing line lenders (the “Swing Line Lenders”) listed on the signature pages hereof.
PRELIMINARY STATEMENTS
1.    The Borrowers, the Lenders, the Administrative Agent, the Fronting Banks and the Swing Line Lenders are parties to that certain Credit Agreement, dated as of December 6, 2016 (the “Existing Credit Agreement”, as amended by this Amendment, the “Amended Agreement”, and as the Amended Agreement may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Amended Agreement. On or before the date hereof, the aggregate amount of the Commitments has been reduced to $2,500,000,000.
2.    The Borrowers desire to amend the Existing Credit Agreement in certain particulars, including, without limitation, to (i) extend the Termination Date by one year to December 6, 2022 and (ii) modify the Borrower Sublimits, and the Lenders, the Administrative Agent, the Fronting Banks and the Swing Line Lenders have agreed to such amendments on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.    Amendments to Existing Credit Agreement. The Existing Credit Agreement is, effective as of the date hereof and subject to the satisfaction or waiver of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:
(a)    The definition of “Alternate Base Rate” contained in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Alternate Base Rate” means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of (i) the prime rate as most recently published by The Wall Street Journal from time to time, (ii) the sum of 1/2 of 1% per annum plus the Federal Funds Rate in effect from time to time and (iii) the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the Service equal to the one-month London interbank offered rate for deposits in Dollars as determined at approximately 11:00 a.m. (London time) on such day (or if such day is not a Business Day, on the next preceding Business Day), plus 1%.
(h)    The definition of “Borrower Sublimit” contained in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Borrower Sublimit” means, as to any Borrower, the amount set forth opposite such Borrower’s name below, as modified from time to time pursuant to Section 2.06:

Borrower	Borrower Sublimit
FE	$2,500,000,000
CEI	$500,000,000
Met-Ed	$500,000,000
OE	$500,000,000
Penn	$100,000,000
TE	$300,000,000
JCP&L	$500,000,000
MP	$500,000,000
Penelec	$300,000,000
PE	$150,000,000
West-Penn	$200,000,000
(b)    The definition of “Disclosure Documents” contained in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows
“Disclosure Documents” means (i) FE’s Annual Report on Form 10-K for the year ended December 31, 2017, Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 and June 30, 2018, and Current Reports on Form 8-K filed in 2018 and prior to the Amendment No. 1 Effective Date, (ii) with respect to each other Borrower, such Borrower’s (A) consolidated balance sheet as of December 31, 2017, and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, certified by PricewaterhouseCoopers LLP, with, in each case, any accompanying notes, and (B) unaudited consolidated balance sheet as of June 30, 2018, and the related consolidated statements of income, retained earnings and cash flows for the six-month period then ended, in each case with respect to the foregoing clauses (A) and

(B), prepared in accordance with GAAP (but, in the case of such statements that are unaudited, subject to year-end adjustments and the exclusion of detailed footnotes) and copies of which have been furnished to each Lender, each Swing Line Lender and each Fronting Bank, and (iii) with respect to any Borrower referenced in clause (ii) above, the matters, if any, described in the portion of Schedule V hereto applicable to such Borrower as indicated thereon.
(c)    The definition of “Eurodollar Rate” contained in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Eurodollar Rate” means, for the Interest Period for any Eurodollar Rate Advance made in connection with any Borrowing, the greater of (a) 0.00% and (b) the rate of interest per annum (rounded upward to the nearest 1/100 of 1%) as calculated by ICE Benchmark Administration Limited (or any other Person which takes over the administration of that rate) and obtained through a nationally recognized service such as the Dow Jones Market Service (Telerate), Reuters or other such service then being used by the Administrative Agent to ascertain such rates of interest (in each case, the “Service”) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period; provided, however, that if the Administrative Agent in its reasonable discretion determines that such rate is no longer capable of being determined or that such circumstance has not arisen but that the supervisor for the administrator of such rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which such rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrowers shall endeavor to establish an alternate rate of interest to the rate described in clause (b) above that gives due consideration to any evolving or then-prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time and adequately and fairly reflects the costs to the Lenders of funding Eurodollar Rate Advances (any such proposed alternate rate, a “LIBOR Successor Rate”). Upon the Administrative Agent and the Borrowers reaching agreement on a LIBOR Successor Rate, the Administrative Agent and the Borrowers shall enter into an amendment to this Agreement to reflect such LIBOR Successor Rate and such other related changes to this Agreement as may be applicable (a copy of which shall be promptly provided by the Administrative Agent to the Lenders), and notwithstanding anything to the contrary contained in Section 8.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days after the date a copy of such amendment is provided to the Lenders by the Administrative Agent, a written notice from the Majority Lenders stating that the Majority Lenders object to such amendment; provided, however, that if the Administrative Agent has notified the Lenders and the Borrowers that the rate described in clause (b) above is no longer capable of being determined or is no longer used for determining interest rates for loans (such notice being referred to herein as a “LIBOR Termination Notice”), then unless and until an amendment implementing a LIBOR Successor Rate is effective, (i) the obligation of the Lenders to make or maintain Eurodollar Rate Advances will be suspended and (ii) the rate of interest set forth in clause (iii) of the definition of “Alternate Base Rate” contained in this Section 1.01 (the “LIBOR Component”) will no longer be utilized in determining the Alternate Base Rate. Notwithstanding the foregoing, an amendment implementing a LIBOR Successor Rate shall not become effective with respect to any Borrower (other than FE) unless and until such Borrower (A) receives all required Governmental Actions and Approvals (if any) authorizing such Borrower to pay such LIBOR Successor Rate on its Advances hereunder and (B) notifies the Administrative Agent in writing that such Borrower has received all such Governmental Actions and Approvals (or that such Borrower is not required under Applicable Law to obtain any such Governmental Actions or Approvals). Upon receipt of any LIBOR Termination Notice, the Borrowers may revoke any pending request for a Borrowing of, or Conversion to, Eurodollar Rate Advances (to the extent of the impacted Eurodollar Rate Advances or Interest Periods) or, failing that, shall be deemed to have converted such request into a request for a Borrowing of Alternate Base Rate Pro-Rata Advances (except that the LIBOR Component will no longer be utilized in determining the Alternate Base Rate for any such Advances) in the amount specified therein.
(d)    The definition of “Federal Funds Rate” contained in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Federal Funds Rate” means, for any period, the greater of (a) 0.00% and (b) a fluctuating interest rate per annum (rounded upward, if necessary, to the nearest whole multiple of 1/100 of 1% per annum) equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average rate (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) charged to Mizuho on such day on such transactions as determined by the Administrative Agent.
(e)    The definition of “Multiemployer Plan” contained in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Borrower or any member of the Controlled Group has, or may reasonably be expected to have, an obligation to make contributions, or with respect to which any Borrower has, or may reasonably be expected to incur, liability.
(f)    The definition of “Termination Date” contained in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Termination Date” means December 6, 2022, subject, for certain Lenders, to the extension described in Section 2.19 hereof, or, in any case, the earlier date of termination in whole of the Commitments pursuant to Section 2.06 or Section 6.01 hereof.
(g)    The definition of “Unregulated Money Pool Agreement” contained in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Unregulated Money Pool Agreement” means the FirstEnergy Substitute Non-Utility Money Pool Agreement, dated as of January 1, 2018, among FE, FirstEnergy Service Company and certain non-utility Subsidiaries of FE, as amended, modified, restated or replaced from time to time.
(h)    The following definitions are hereby added to Section 1.01 of the Existing Credit Agreement in the appropriate alphabetical order:
“Amendment No. 1” means Amendment No. 1, dated as of October 19, 2018, by and among the Borrowers, the Lenders party thereto, the Administrative Agent, the Fronting Banks and the Swing Line Lenders, which Amendment No. 1 amended this Agreement pursuant to the terms thereof.
“Amendment No. 1 Effective Date” means the Amendment Effective Date (as defined in Amendment No. 1), which date is October 19, 2018.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230, as amended, or any successor thereto.
(i)    Section 1.03 of the Existing Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything to the contrary contained in this Agreement, any lease that was or would have been treated as an operating lease under GAAP as in effect on the Amendment No. 1 Effective Date that would become or be treated as a capital lease solely as a result of a change in GAAP after the Amendment No. 1 Effective Date shall always be treated as an operating lease for purposes of determining compliance with the financial and other covenants set forth in this Agreement and the other Loan Documents.”

(j)    Section 4.01 of the Existing Credit Agreement is hereby amended by adding the following new subsection (o) at the end thereof:

“(o)    Beneficial Ownership Certification. As of the Amendment No. 1 Effective Date, the information included in the Beneficial Ownership Certifications delivered by the Borrowers to the Administrative Agent on or before the Amendment No. 1 Effective Date is true and correct in all respects.”
(k)    Section 5.01(g)(x) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(x)    (A) promptly upon the occurrence of a Reportable Compliance Event, notice of such occurrence, and (B) promptly after any Borrower becomes aware of any change in the information provided in a Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification, a written notice specifying any such change; and”
(l)    Section 5.03(b)(i)(C) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(C) deposits, in an aggregate amount not to exceed $250,000,000 at any one time outstanding, made by FE to secure, or in lieu of, surety, appeal, or customs bonds to which any Unregulated Subsidiary is a party,”
(m)    Section 8.01 of the Existing Credit Agreement is hereby amended by deleting the phrase “Subject to Section 2.21(b), no amendment or waiver” in its entirety and substituting therefor the new phrase “Subject to Section 2.21(b) and except as otherwise expressly provided in the definition of “Eurodollar Rate” set forth in Section 1.01, no amendment or waiver”.

(n)    Section 8.01 of the Existing Credit Agreement is hereby further amended by adding the following sentence at the end thereof:

“Notwithstanding the foregoing, the Borrowers and the Administrative Agent may amend this Agreement and the other Loan Documents without the consent of any Lender or any Fronting Bank to the extent necessary (a) to cure any ambiguity, omission, mistake, error, defect or inconsistency (as determined by the Administrative Agent in its reasonable discretion) or (b) to make administrative changes of a technical or immaterial nature, provided, that, in each case, (x) such amendment does not adversely affect the rights of any Lender or any Fronting Bank and (y) the Lenders and the Fronting Banks shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders and the Fronting Banks, a written notice from the Majority Lenders or any Fronting Bank stating that the Majority Lenders or such Fronting Bank, as the case may be, object to such amendment.”

(o)    Schedule I (List of Commitments and Lending Offices) to the Existing Credit Agreement is hereby amended and restated in its entirety by Schedule I attached hereto.
(p)    Schedule V (Disclosure Documents) to the Existing Credit Agreement is hereby amended and restated in its entirety by Schedule V attached hereto.
SECTION 2.    Conditions to Effectiveness.

This Amendment shall become effective as of the date first above written (the “Amendment Effective Date”) when, and only when, the following conditions have been satisfied (or waived by the Administrative Agent and the Lenders party hereto in their sole discretion):

(a)    The Administrative Agent shall have received, in immediately available funds, (i) for the account of each Lender (including, without limitation, Mizuho) that delivered an executed counterpart signature page to this Amendment at or before 5:00 p.m. (New York City time) on October 19, 2018, an amendment fee equal to 0.05% of each such Lender’s Commitment as of the Amendment Effective Date (after giving effect to any permanent reductions in the aggregate amount of the Commitments on the Amendment Effective Date), and (ii) to the extent invoiced two days prior to the Closing Date, reimbursement or payment of all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, but not limited to, the reasonable fees and expenses of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.
(b)    The Administrative Agent shall have received the following documents, each document being dated the date of receipt thereof by the Administrative Agent (which date shall be the same for all such documents, except as otherwise specified below), in form and substance satisfactory to the Administrative Agent:
(i)    either (A) counterparts of this Amendment duly executed by each of the Borrowers, the Lenders, the Administrative Agent, the Fronting Banks and the Swing Line Lenders or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Amendment) that such parties have signed counterparts of this Amendment;
(ii)    Notes requested by any Lender pursuant to Section 2.18(d) of the Amended Agreement, duly completed and executed by each Borrower and payable to such Lender;
(iii)    Certified copies of (A) the resolutions of the Board of Directors of each Borrower approving this Amendment (including, without limitation, the extension of the Termination Date and the change (if any) in such Borrower’s Borrower Sublimit), the Amended Agreement and the other Loan Documents being executed and delivered in connection with this Amendment to which such Borrower is, or is to be, a party and (B) all documents evidencing any other necessary corporate action with respect to this Amendment (including, without limitation, the extension of the Termination Date and the change (if any) in such Borrower’s Borrower Sublimit), the Amended Agreement and such other Loan Documents;

(iv)    Good standing certificates with respect to each Borrower issued no earlier than fifteen (15) days prior to the Amendment Effective Date;
(v)    A certificate of the Secretary or an Assistant Secretary of each Borrower certifying (A) the names and true signatures of the officers of such Borrower authorized to sign this Amendment and each other Loan Document being executed and delivered in connection with this Amendment to which such Borrower is, or is to become, a party and the other documents to be delivered hereunder, (B) that attached thereto are true and correct copies of the Organizational Documents of such Borrower, in each case as in effect on such date, and (C) that attached thereto are true and correct copies of all governmental and regulatory authorizations and approvals (including such Borrower’s Approval) required for (1) the due execution, delivery and performance by such Borrower of this Amendment, the Amended Agreement and each other Loan Document being executed and delivered in connection with this Amendment to which such Borrower is, or is to become, a party this Agreement and each other Loan Document to which such Borrower is, or is to become, a party and (2) in the case of each Borrower whose Borrower Sublimit (as defined in the Existing Credit Agreement) is being increased pursuant to this Amendment, such increase in such Borrower Sublimit;
(vi)    Copies of all the Disclosure Documents (it being agreed that those Disclosure Documents publicly available on the SEC’s EDGAR Database or on FE’s website no later than the Business Day immediately preceding the Amendment Effective Date will be deemed to have been delivered under this clause (vi));
(vii)    An opinion of James A. Arcuri, Associate General Counsel of FirstEnergy Service Company, counsel for the Borrowers;
(viii)    An opinion of Jones Day, special counsel for the Borrowers;
(ix)    Opinions of (A) Venable LLP, special Maryland counsel to PE, (B) Hunton Andrews Kurth LLP, special Virginia counsel to PE and (C) Windels Marx Lane & Mittendorf, LLP, special New Jersey counsel to JCP&L;
(x)    In respect of any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower, in form and substance reasonably satisfactory to any Lender that requests a Beneficial Ownership Certification;
(xi)    A certificate of an Authorized Officer of each Borrower (the statements in which shall be true) certifying that, both before and after giving effect to this Amendment (including, without limitation, the extension of the Termination Date and the change in any Borrower’s Borrower Sublimit), (A) no event has occurred and is continuing that constitutes an Event of Default or an Unmatured Default with respect to such Borrower and (B) all representations and warranties of such Borrower contained in the Amended Agreement and each other Loan Document to which such Borrower is a party are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by “Material Adverse Effect” or any other materiality qualification, true and correct in all respects) on and as of the Amendment Effective Date, as though made on and as of such date (other than any such representation or warranty that by its terms refers to a specific date, in which case such representation and warranty shall be true and correct as of such specific date); and
(xii)    Such other certifications, opinions, financial or other information, approvals and documents as the Administrative Agent, any Fronting Bank, any Swing Line Lender or any other Lender may have reasonably requested at least one (1) Business Day prior to the Amendment Effective Date, all in form and substance satisfactory to the Administrative Agent, such Fronting Bank, such Swing Line Lender or such other Lender (as the case may be).
(c)    FE shall have paid all of the fees payable in accordance with the First Arranger Fee Letter and the Second Arranger Fee Letter (as such terms are defined in that certain Commitment Letter, dated September 28, 2018, among Mizuho, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America, N.A., PNC Capital Markets LLC, PNC Bank, National Association, Barclays Bank PLC, MUFG Bank, Ltd., The Bank of Nova Scotia, Citigroup Global Markets Inc., FE and FirstEnergy Transmission, LLC).
(d)    The Administrative Agent shall have received all documentation and information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation, to the extent such documentation or information is requested by the Administrative Agent on behalf of any Lender prior to the Amendment Effective Date.
SECTION 3.    Representations and Warranties.

Each Borrower represents and warrants as follows:
(a)    Due Authorization. The execution, delivery and performance by it of this Amendment and each other Loan Document being executed and delivered in connection with this Amendment to which such Borrower is, or is to become, a party, and the performance by such Borrower of the Amended Agreement, have been duly authorized by all necessary corporate action on its part and do not, and will not, require the consent or approval of its shareholders or members, as the case may be, other than such consents and approvals as have been duly obtained, given or accomplished.
(b)    No Violation, Etc. Neither the execution, delivery or performance by it of this Amendment or any other Loan Document being executed and delivered in connection with this Amendment to which it is, or is to become, a party, nor the consummation by it of the transactions contemplated hereby or thereby, nor compliance by it with the provisions hereof or thereof, nor the performance by it of the Amended Agreement, contravenes or will contravene, or results or will result in a breach of, any of the provisions of its Organizational Documents, any Applicable Law, or any indenture, mortgage, deed of trust, lease, license or any other agreement or instrument to which it or any of its Subsidiaries is party or by which its property or the property of any of its

Subsidiaries is bound, or results or will result in the creation or imposition of any Lien upon any of its property or the property of any of its Subsidiaries, except to the extent such contravention or breach, or the creation or imposition of any such Lien, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect with respect to such Borrower.
(c)    Governmental Actions. No Governmental Action is or will be required in connection with (i) the execution, delivery or performance by it of, or the consummation by it of the transactions contemplated by, this Amendment or any other Loan Document being executed and delivered in connection with this Amendment to which it is, or is to become, a party, or (ii) the performance by it of the Amended Agreement, in each case, other than such Borrower’s Approval, as applicable, which has been duly issued and is in full force and effect.
(d)    Execution and Delivery. This Amendment and the other Loan Documents being executed and delivered in connection with this Amendment to which it is, or is to become, a party have been or will be (as the case may be) duly executed and delivered by it, and each of this Amendment and the Amended Agreement is, and upon execution and delivery thereof each such other Loan Document will be, the legal, valid and binding obligation of it enforceable against it in accordance with its terms, subject, however, to the application by a court of general principles of equity and to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

(e)    No Material Misstatements. The reports, financial statements and other written information furnished by or on behalf of such Borrower to the Administrative Agent, any Fronting Bank or any Lender pursuant to or in connection with this Amendment and the transactions contemplated hereby, when taken together with the Disclosure Documents, do not contain, when taken as a whole, any untrue statement of a material fact and do not omit, when taken as a whole, to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect.
(f)    Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of such Borrower, threatened against such Borrower or any of its Subsidiaries that involve this Amendment, the Amended Agreement or any other Loan Document.
(g)    No Default. No Unmatured Default or Event of Default has occurred and is continuing or would occur as a result of (i) the execution, delivery or performance by such Borrower of this Amendment or any other Loan Document being executed and delivered in connection with this Amendment to which it is, or is to become, a party or (ii) the performance by such Borrower of the Amended Agreement.
SECTION 4.    Reference to and Effect on the Credit Agreement and the Other Loan Documents.
(a)    Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby in all respects ratified and confirmed. The amendments set forth herein shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to departure from or modification of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of any Borrower requiring the consent of the Administrative Agent, the Fronting Banks, the Swing Line Lenders or the Lenders except to the extent specifically provided for herein. Except as expressly set forth herein, the Administrative Agent and the Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against the Borrowers for any existing or future Unmatured Default or Event of Default. The Administrative Agent, the Fronting Banks, the Swing Line Lenders and the Lenders reserve the right to insist on strict compliance with the terms of the Credit Agreement and the other Loan Documents, and the Borrowers expressly acknowledge such reservation of rights. Any future or additional amendment of any provision of the Credit Agreement or any other Loan Document shall be effective only if set forth in a writing separate and distinct from this Amendment and executed by the appropriate parties in accordance with the terms thereof.
(b)    Upon the effectiveness of this Amendment: (i) each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Amended Agreement; and (ii) each reference in any other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Amended Agreement. This Amendment shall constitute a “Loan Document” for all purposes under the Credit Agreement and the other Loan Documents.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Administrative Agent, the Fronting Banks or the Swing Line Lenders under the Existing Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Existing Credit Agreement or any other Loan Document.
SECTION 5.    Costs and Expenses.
Each Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent, each Fronting Bank and each Swing Line Lender in connection with the preparation, execution, delivery, syndication and administration of this Amendment and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, the Fronting Banks and the Swing Line Lenders with respect thereto and with respect to advising the Administrative Agent, the Fronting Banks and each Swing Line Lender as to their rights and responsibilities under this Amendment. Each Borrower further agrees to pay on demand all reasonable out-of-pocket costs and expenses, if any (including, without limitation, reasonable fees and expenses of counsel), incurred by the Administrative Agent, the Fronting Banks, the Swing Line Lenders and the Lenders in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment, the Amended Agreement and the other documents to be delivered hereunder, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this Section.
SECTION 6.    Counterparts.
This Amendment may be executed in any number of counterparts (and by different parties hereto in separate counterparts), each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed signature page to this Amendment by facsimile or other electronic transmission (including, without limitation, by Adobe portable document format file (also known as a “PDF” file)) shall be as effective as delivery of a manually signed counterpart of this Amendment.
SECTION 7.    Governing Law.
This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 8.    Miscellaneous.
This Amendment shall be subject to the provisions of Sections 8.05, 8.10, 8.11 and 8.12 of the Credit Agreement, each of which is incorporated by reference herein, mutatis mutandis.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

FIRSTENERGY CORP.
THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
METROPOLITAN EDISON COMPANY
OHIO EDISON COMPANY
PENNSYLVANIA POWER COMPANY
THE TOLEDO EDISON COMPANY
MONONGAHELA POWER COMPANY
PENNSYLVANIA ELECTRIC COMPANY
THE POTOMAC EDISON COMPANY
WEST PENN POWER COMPANY

By  /s/ Steven R. Staub
Name: Steven R. Staub
Title: Vice President and Treasurer

JERSEY CENTRAL POWER & LIGHT COMPANY

By  /s/ Weizhong Wang
Name: Weizhong Wang
Title: Treasurer

MIZUHO BANK, LTD., as Administrative Agent, as a Lender and as a Swing Line Lender

By   /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

JPMORGAN CHASE BANK, N.A., as a Lender and as a Fronting Bank

By   /s/ Juan Javellana
Name: Juan Javellana
Title: Executive Director
BANK OF AMERICA, N.A., as a Lender

By   /s/ J.B. Meanor
Name: JB Meanor
Title: Managing Director

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By   /s/ Thomas E. Redmond
Name: Thomas E. Redmond
Title: Managing Director

MUFG BANK, LTD. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as a Lender and as a Fronting Bank

By   /s/ Jeffrey Flagg
Name: Jeffrey Flagg
Title: Director
THE BANK OF NOVA SCOTIA, as a Lender and as a Fronting Bank

By   /s/ Nick Giarratano
Name: Nick Giarratano
Title: Director
CITIBANK, N.A., as a Lender and as a Fronting Bank

By   /s/ Richard Rivera
Name: Richard Rivera
Title: Vice President
BARCLAYS BANK PLC, as a Lender and as a Fronting Bank

By   /s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director
COBANK, ACB, as a Lender

By   /s/ John H. Kemper
Name: John H. Kemper
Title: Vice President
CANADIAN IMPERIAL BANK OF
COMMERCE, NEW YORK BRANCH, as a
Lender

By   /s/ Gordon R. Eadon
Name: Gordon R. Eadon
Title: Authorized Signatory

By   /s/ Joshua Hogarth
Name: Joshua Hogarth
Title: Authorized Signatory

ROYAL BANK OF CANADA, as a Lender

By   /s/ Justin Painter
Name: Justin Painter
Title: Authorized Signatory

MORGAN STANLEY BANK, N.A., as a Lender

By  /s/ Michael King
Name: Michael King
Title: Authorized Signatory
MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By  /s/ Michael King
Name: Michael King
Title: Vice President
SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By  /s/ James Weinstein
Name: James Weinstein
Title: Managing Director
TD BANK, N.A., as a Lender

By  /s/ Shannon Batchman
Name: Shannon Batchman
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By  /s/ Eric J. Cosgrove
Name: Eric J. Cosgrove
Title: Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By  /s/ Renee M. Bonnell
Name: Renee M. Bonnell
Title: Vice President

SANTANDER BANK, N.A., as a Lender

By  /s/ Andres Barbosa
Andres Barbosa
Executive Director

By  /s/ Daniel Kostman
Daniel Kostman
Executive Director

FIFTH THIRD BANK, as a Lender

By   /s/ William Merritt
Name: William Merritt
Title: Director II

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, as a Lender

By  /s/ C. McKay
Name: Christopher McKay
Title: Director

By  /s/ Pinyen Shih
Name: Pinyeh Shih
Title: Executive Director

THE BANK OF NEW YORK MELLON, as a Lender

By  /s/ Richard K. Fronapfel, Jr.
Name: Richard K. Fronapfel, Jr.
Title: Director

CITIZENS BANK, N.A., as a Lender

By  /s/ Stephen A. Maenhout
Name: Stephen A. Maenhout
Title: Senior Vice President

THE HUNTINGTON NATIONAL BANK, as a Lender

By:  /s/ Brian H. Gallagher
Name: Brian H. Gallagher
Title: Managing Director

FIRST NATIONAL BANK OF PENNSYLVANIA,
as a Lender

By:  /s/ Robert G. Henler
Name: Robert G. Henler
Title: Vice Pres.

SCHEDULE I

List of Commitments and Lending Offices

Lender	Commitment Amount	Domestic Lending Office	Eurodollar Lending Office

Mizuho Bank, Ltd.	$157,218,750.00	1251 Avenue of the Americas New York, NY 10020 Contact: Adam Cohen Phone: Fax: Email:	Same as Domestic Lending Office

JPMorgan Chase Bank, N.A.	$152,656,250.00	500 Stanton Christiana Road, Ops 2, Floor 3 Newark, DE 19713-2107 Contact: Jiabei Han Phone: Email:	Same as Domestic Lending Office

PNC Bank, National Association	$152,656,250.00	249 First Avenue Pittsburgh, PA 15222 Contact: Maja Kuljic Phone: Fax: Email:	Same as Domestic Lending Office

Bank of America, N.A.	$148,281,250.00	100 North Tryon Street NC1-007-17-18 Charlotte, NC 28255-0001 Contact: Jerry Wells Phone: Email:	Same as Domestic Lending Office

MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.)	$148,281,250.00	1251 Avenue of the Americas New York, NY 10020-1104 Contact: Nadia Sleiman Phone: Email:	Same as Domestic Lending Office

Lender	Commitment Amount	Domestic Lending Office	Eurodollar Lending Office
The Bank of Nova Scotia	$152,656,250.00	40 King Street West, 55th Floor Toronto, ON Canada M5H 1H1 Contact: Nick Giarratano Phone: Fax: Email:	Same as Domestic Lending Office
Citibank, N.A.	$157,281,250.00	388 Greenwich St. New York, NY 10013 Contact: Amit Vasani Phone: Email:	Same as Domestic Lending Office
Barclays Bank PLC	$152,656,250.00	745 7th Avenue New York, NY 10019	Same as Domestic Lending Office
		Contact: Leah Kaniampuram Phone: Fax: Email:
CoBank, ACB	$56,312,500.00	6340 S. Fiddlers Green Circle Greenwood Village CO 80111 Contact: Yolanda Fitzpatrick Phone: Email:	Same as Domestic Lending Office
Canadian Imperial Bank of Commerce, New York Branch	$78,125,000.00	30 Madison Avenue, 5th Floor New York, NY 10017 Contact: Gordon Eadon Phone: Fax: Email:	Same as Domestic Lending Office
Royal Bank of Canada	$124,125,000.00	Three World Financial Center 200 Vesey Street New York, NY 10281 Contact: Monica Downer Phone: Fax: Email:	Same as Domestic Lending Office

2

Lender	Commitment Amount	Domestic Lending Office	Eurodollar Lending Office
Morgan Stanley Bank, N.A.	$55,525,000.00	1300 Thames Street Wharf, 4th Floor Baltimore, MD 21231 Contact: Morgan Stanley Loan Servicing Phone: Fax: Email:	Same as Domestic Lending Office
Morgan Stanley Senior Funding, Inc.	$68,600,000.00	1300 Thames Street Wharf, 4th Floor Baltimore, MD 21231 Contact: Morgan Stanley Loan Servicing Phone: Fax: Email:	Same as Domestic Lending Office
Sumitomo Mitsui Banking Corporation	$116,875,000.00	277 Park Avenue New York, NY 10172 Contact: Emily Estevez Phone: Fax: Email:	Same as Domestic Lending Office
TD Bank, N.A.	$116,875,000.00	444 Madison Avenue, 2nd Floor New York, NY 10022 Contact: Shannon Batchman Phone: Email:	Same as Domestic Lending Office
U.S. Bank National Association	$116,875,000.00	425 Walnut Street Cincinnati, Ohio 45202 Contact: Eric Cosgrove Phone: Fax: Email:	Same as Domestic Lending Office
KeyBank National Association	$107,937,500.00	127 Public Square Cleveland, OH 44114 Contact: Renee Bonnell Phone: Email:	Same as Domestic Lending Office

3

Lender	Commitment Amount	Domestic Lending Office	Eurodollar Lending Office
Santander Bank, N.A.	$95,187,500.00	45 E. 53rd Street New York, NY 10022 Contact: Kyle Hoffman Phone: Email:	Same as Domestic Lending Office
Fifth Third Bank	$80,625,000.00	38 Fountain Square Plaza Cincinnati, Ohio 45263 Contact: Mark Stapleton Phone: Email:	Same as Domestic Lending Office
Industrial and Commercial Bank of China Limited, New York Branch	$111,437,500.00	1633 Broadway, 28th Floor New York, NY 10019 Contact: Yung Tuen Lee Phone: Fax:	Same as Domestic Lending Office
The Bank of New York Mellon	$65,875,000.00	225 Liberty Street, 17th Floor New York, NY 10286 Contact: Richard Fronapfel Phone: Fax: Email:	Same as Domestic Lending Office
Citizens Bank, N.A.	$40,312,500.00	71 S. Wacker Drive, 29th Floor Chicago, IL 60606 Contact: Steve Maenhout Phone: Email:	Fax: 855-724-2361
The Huntington National Bank	$29,437,500.00	41 S. High Street Columbus, OH 43215 Contact: Martin McGinty Phone: Email:	Same as Domestic Lending Office

4

Lender	Commitment Amount	Domestic Lending Office	Eurodollar Lending Office
First National Bank of Pennsylvania	$14,187,500.00	4140 East State Street Hermitage, PA 15148 Contact: Robert E Heuler Phone: Fax: Email:	Same as Domestic Lending Office
TOTAL	$2,500,000,000.00

5

SCHEDULE V

Disclosure Documents

None